EXHIBIT 99.3

EBAUMS WORLD, INC.
BALANCE SHEET
As of June 30, 2007
(Unaudited)

ASSETS

Current Assets:
Cash and cash equivalents	$412,162
Accounts receivable	691,420
Accounts receivable - related party	16,998
Prepaid expenses and other current assets	2,812
Total current assets	1,123,392

Fixed assets, net	123,060
Capitalized software, net	11,216
Due from principal stockholder - Related Party	263,505
Deferred Selling Costs	126,513
Other non-current assets, net	2,039

Total Assets	$1,649,725

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities:
Lines of credit	$275,500
Accounts payable	183,146
Accrued and other liabilities	56,971
Total current liabilities	515,617

Commitments and Contingencies (Note 10)

Stockholders' Equity:
Common stock, no par value; 200 shares authorized; 50 shares issued and outstanding	534,357
Retained earnings	599,751

Total stockholders' equity	1,134,108

Total Liabilities and Stockholders' Equity	$1,649,725

The accompanying notes are an integral part of these Financial Statements.

EBAUMS WORLD, INC.
STATEMENTS OF OPERATIONS

	For The Six Months Ended June 30,
	2007	2006
	(Unaudited)	(Unaudited)
Revenue:
Net revenue	$2,081,824	$2,427,089
Revenue - related party	39,588	127,973

Total Revenue	2,121,412	2,555,062

Cost of revenue	322,761	328,224

Gross Profit	1,798,651	2,226,838

Operating Expenses:
Sales and marketing	49,886	75,682
General and administrative	1,184,891	1,237,417

Total operating expenses	1,234,777	1,313,099

Income From Operations	563,874	913,739

Other Income (Expense):
Interest income	7,514	741
Interest expense	(13,253)	(1,357)
Total other income (expense)	(5,739)	(616)

Net Income	$558,135	$913,123

The accompanying notes are an integral part of these Financial Statements.

EBAUMS WORLD, INC.
STATEMENTS OF CASH FLOWS

	For The Six Months Ended June 30,
	2007	2006
	(Unaudited)	(Unaudited)
Cash Flows From Operating Activities:
Net income	$558,135	$913,123

Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	19,007	15,901
Decrease (increase) in operating assets:
Accounts receivable	256,659	366,843
Accounts receivable - related party	116,970	(127,972)
Prepaid expenses and other assets	5,488	37,667
Increase (decrease) in operating liabilities:
Accounts payable	(97,688)	(60,998)
Accrued and other liabilities	(9,869)	(43,447)
Other accrued expenses - related party	(2,000)	(2,000)
Net cash provided by operating activities	$846,702	$1,099,117

Cash Flows From Investing Activities:
Purchase of fixed assets	(5,026)	(46,714)
Net cash used in investing activities	$(5,026)	$(46,714)

Cash Flows From Financing Activities:
Borrowings on line of credit	37,000	-
Deferred Selling Costs	(126,513)	-
Repayments on line of credit	(99,400)	(393,361)
Change in Due from principal stockholder - Related Party	(30,952)	309,645
Distributions to related party stockholders	(991,525)	(517,519)
Net cash used in financing activities	$(1,211,390)	$(601,235)

Net Increase (Decrease) in Cash	(369,714)	451,168

Cash - Beginning	781,876	57,405

Cash - Ending	$412,162	$508,573

Supplemental Disclosure of Cash Flow Information
Interest Paid	$1,806	$1,357

The accompanying notes are an integral part of these Financial Statements.

EBAUM’S WORLD, INC.
Notes to Financial Statements
(Unaudited)

Note 1. Nature of Operations and Summary of Significant Accounting Policies:

Nature of Operations - eBaum’s World, Inc. “the Company” operates one of the world’s largest and most comprehensive humor and entertainment websites. As one of the pioneers of the user generated content (“UGC”) market, eBaum’s World believes that it has earned a loyal following among its community of users and contributors. eBaum’s World which operates ebaumsworld.com, believes it is a leading source for hilarious video clips, fun interactive games and the latest and greatest animations. The Company generates its revenue by displaying advertising in the form of banners and text links primarily targeted at the 18 to 34 year old demographic.

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates. Significant estimates in for the six months ended June 30, 2007, include the allowance for doubtful accounts.

Fair value of financial instruments - The Company measures its financial assets and liabilities in accordance with generally accepted accounting principles. For certain of the Company's financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, the carrying amounts approximate fair value due to their short maturities. Amounts recorded for lines of credit and due to related party principal stockholder notes also approximate fair value because current interest rates offered to the Company for debt of similar maturities are substantially the same.

Cash and Cash Equivalents - For the purposes of the balance sheets and statements of cash flows, cash and cash equivalents include deposits and all highly liquid debt instruments with original maturities of three months or less, if any.

Investments - Certain securities that the Company may invest in may be determined to be non-marketable. Non-marketable securities where the Company owns less than 20% of the investee are accounted for at cost pursuant to APB No. 18, "The Equity Method of Accounting for Investments in Common Stock" ("APB 18").

Management determines the appropriate classification of its investments at the time of acquisition and reevaluates such determination at each balance sheet date. The cost of investments sold is based on the specific identification method.

The Company periodically reviews its investments in non-marketable securities and impairs any securities whose value is considered non-recoverable. The Company's determination of whether a security is other than temporarily impaired incorporates both quantitative and qualitative information. GAAP requires the exercise of judgment in making this assessment for qualitative information, rather than the application of fixed mathematical criteria. The Company considers a number of factors including, but not limited to, the length of time and the extent to which the fair value has been less than cost, the financial condition and near term prospects of the issuer, the reason for the decline in fair value, changes in fair value subsequent to the balance sheet date, and other factors specific to the individual investment. The Company's assessment involves a high degree of judgment and accordingly, actual results may differ materially from the Company's estimates and judgments.

Accounts Receivable and Allowance for Doubtful Accounts - Accounts receivable are uncollateralized customer obligations due under normal trade terms requiring payment within 30 days from the invoice date. Unpaid accounts receivable do not bear interest. Accounts receivable are stated at the amount billed to the customer.

Payments of accounts receivable are allocated to the specific invoices identified on the customers remittance advice or, if unspecified, are applied to the earliest unpaid invoices.

Trade accounts receivable are stated at the amount management expects to collect from outstanding balances. The carrying amounts of accounts receivable are reduced by an allowance for doubtful accounts, if applicable, that reflects management's best estimate of the amounts that will not be collected. Management individually reviews all accounts receivable balances that exceed 90 days from invoice date and based on an assessment of current creditworthiness, estimates the portion, if any, of the balance that will not be collected. Management provides for probable uncollectible amounts through a charge to earnings and a credit to a valuation allowance based on its assessment of the current status of individual accounts. Balances that are still outstanding after management has used reasonable collection efforts are written off through a charge to the valuation allowance and a credit to trade accounts receivable. At June 30, 2007, management estimates all accounts receivable to be collectible, and has not recorded an allowance for doubtful accounts.

Property and Equipment - Property and equipment, including major renewals and betterments, are recorded at cost and are depreciated using the straight-line and accelerated methods over their estimated useful lives.  Upon retirement or disposal of an asset, the cost and related accumulated depreciation are eliminated and any gain or loss is included in operations.  Depreciation is computed over the following periods:

Vehicles	5	Years
Computer equipment	5	Years
Office equipment	7	Years

Website and Other Software Development Costs - In accordance with EITF Issue No. 00-2, the Company accounts for its website development costs in accordance with Statement of Position No. 98-1 “Accounting for the Costs of Computer Software Developed or Obtained for Internal Use” (“SOP 98-1”). The Company also applies SOP 98-1 to its other software development or purchase costs of software for internal use

SOP 98-1 requires the expensing of all costs of the preliminary project stage and the training and application maintenance stage and the capitalization of all internal or external direct costs incurred during the application development stage. The Company amortizes the capitalized cost of software developed or obtained for internal use over an estimated life of three years.

Intangible Assets - The Company records the purchase of intangible assets in accordance with SFAS 142 “Goodwill and Other Intangible Assets” Intangible assets have been capitalized as “other non-current assets” and are being charged to operations using straight-line amortization over the following periods:

Trademark	15	Years
Other	5	Years

Amortization was $271 and $134 for the six months ended June 30, 2007 and 2006, respectively.

Impairment of Long-Lived Assets - The Company evaluates its long-lived assets and intangible assets for impairment whenever events or changes in circumstances indicate that the carrying amount of such assets may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of the asset to the future net undiscounted cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is the excess of the carrying amount over the fair value of the asset.

Revenue Recognition - The Company’s revenues consist of amounts charged to customers for advertisements placed on its web site. Advertising revenues are recognized in the period when the advertisements are placed on the web site. In accordance with EITF Issue No. 99-19, “Reporting Revenue Gross as a Principal Versus Net as an Agent,” the revenue derived from these arrangements that involve the use of third party advertising agencies where the Company is the primary obligor and has the risks and rewards of ownership are reported at the gross amount of the advertising revenue, with agency commissions and ad serving fees being reported as cost of revenues. For arrangements where the Company sells direct to advertisers or sells through third parties that have significant control over the sales process, the Company recognizes as revenue only the net proceeds it receives.

Stock Based Compensation - On January 1, 2006, the Company implemented Statement of Financial Accounting Standard 123 (revised 2004) (“SFAS 123(R)”), “Share-Based Payment” which replaced SFAS 123 “Accounting for Stock-Based Compensation” and superseded APB Opinion No. 25, “Accounting for Stock Issued to Employees.” In March 2005, the SEC issued Staff Accounting Bulletin No. 107 (SAB 107) regarding its interpretation of SFAS 123R. SFAS 123(R) and related interpretations requires the fair value of all stock-based employee compensation awarded to employees to be recorded as an expense over the related requisite service period. The statement also requires the recognition of compensation expense for the fair value of any unvested stock option awards outstanding at the date of adoption. In adopting SFAS 123(R), the Company used the modified prospective application (“MPA”). MPA requires the Company to account for all new stock based compensation to employees using fair value, and for any portion of awards prior to January 1, 2006 for which the requisite service has not been rendered and the options remain outstanding as of January 1, 2006, the Company should recognize the compensation cost for that portion of the award that the requisite service was rendered on or after January 1, 2006. The fair value for these awards is determined based on the grant-date. There was no accounting effect of applying the MPA method.

Prior to January 1, 2006, the Company elected to continue to follow the intrinsic value method in accounting for its stock-based employee compensation arrangements as defined by Accounting Principles Board Opinion (“APB”) No. 25, “Accounting for Stock Issued to Employees,” and related interpretations including “Financial Accounting Standards Board Interpretations No. 44, “Accounting for Certain Transactions Involving Stock Compensation,” an interpretation of APB No. 25.

Income taxes - The Company has elected to be taxed under the provisions of Subchapter S of the Internal Revenue Code and New York State law. Under those provisions, the Company does not pay corporate income taxes on its taxable income. Instead, the stockholders are liable for individual income taxes on their respective share of the corporate income. Income of the Company is passed through to the individual stockholders. Accordingly, no provision for federal income taxes has been included in these financial statements.

Advertising - The Company expenses all advertising costs, except for costs associated with direct-response advertising, as they are incurred. If applicable, the costs of direct-response advertising are capitalized and amortized over the period during which future benefits are expected to be received. Advertising and promotion expense amounted to $7,636 and $34,782 for the six months ended June 30, 2007 and 2006, respectively.

Note 2. Accounts Receivable and Accounts Receivable-Related Party

Accounts Receivable at June 30, 2007 is as follows:

Accounts receivable	$691,420
Less: Allowance for doubtful accounts	-
Accounts Receivable, net	$691,420

Accounts Receivable-related party at June 30, 2007 is as follows:

Accounts receivable-related party	$16,998
Less: Allowance for doubtful accounts	-
Accounts Receivable-related party, net	$16,998

Bad debt expense was $0 for the six months ended June 30, 2007 and 2006, respectively.

Note 3. Fixed Assets

At June 30, 2007 fixed assets consisted of the following:

Office Equipment	$22,193
Computers	57,888
Furniture and fixtures	79,700
Auto	25,885
Less: Accumulated depreciation and Amortization	(62,606)
Total Fixed Assets, net	$123,060

Depreciation expense for the six months ended June 30, 2007 and 2006 was $15,561 and $14,377, respectively.

Note 4. Capitalized Software, net

At June 30, 2007 capitalized software consists of costs to develop our website and other software acquired for internal use as follows:

Capitalized software for internal use	$19,041
Less: Accumulated depreciation and Amortization	(7,825)
Total Capitalized Software, net	$11,216

Amortization expense for the six months ended June 30, 2007 and 2006 was $3,174 and $1,390, respectively.

Note 5. Lines of Credit:

The Company maintained a $350,000 line of credit with a bank that bore interest at the prime rate. This line of credit was initiated during 2005. It contained a provision requiring that the line be completely paid for at least 30 consecutive days each year. This line was secured by a security interest in substantially all of the assets of the Company. The majority stockholder personally guaranteed repayment of this obligation. All outstanding principal and interest balances were due on demand and otherwise, interest payments are due monthly. There was no balance due as of June 30, 2007. The Company terminated this line in July 2007.

The Company maintained a $300,000 line of credit with a bank that bears interest at the prime rate. This line of credit was opened in July 2006. All interest was due monthly. Any unpaid interest and principal was due upon maturity at July 5, 2007. The Company’s CEO and majority shareholder is a co-borrower on this line and therefore, allowed to draw on the line personally (See Note 7). This line was secured by the assignment of certain money market deposits as well as a security interest in substantially all of the assets of the Company. In November 2006, the CEO and majority shareholder borrowed $275,500 on the line, which was recorded as a loan payable and due from principal stockholder. The CEO and majority shareholder paid the interest on the loan and the interest was charged to interest expense and credited to the due from principal shareholder account. Accrued interest was $2,356 at June 30, 2007. The line expired on July 5, 2007, but was not paid. The Company’s CEO and majority shareholder has subsequently transferred the line of credit to himself personally removing the Company as a co-borrower and releasing the collateral.

The Company also maintained a $100,000 line of credit with a bank that bore interest at the prime rate plus 3.0%. This line of credit was initiated during 2004. This line was unsecured and is personally guaranteed by the majority stockholder. The line of credit expired on July 28, 2007.

The prime rate was 8.25% at June 30, 2007.

Outstanding balances on these lines of credit were as follows at June 30, 2007:

$350,000 Line	$0
$300,000 Line	275,500
$100,000 Line	0
Total	$275,500

Note 6. Stockholders’ Equity

Common Stock

Common stock was comprised of the following at June 30, 2007:

Authorized shares, no par	200

Issued shares	50
Outstanding shares	50

Distributions

For the six months ended June 30, 2007 and 2006, the Company made S Corporation distributions of $991,525 and $517,519 respectively.

Note 7. Related Party Transactions:

Due From Stockholder - From time to time, the Company advances funds to stockholders. These amounts are unsecured, bear no interest, and have no set repayment terms. As of June 30, 2007, there was an outstanding balance due of $263,505.

Revenue/Accounts Receivable - The Company has one customer that is 100% owned by the Company’s majority stockholder. That customer began operations in 2005. Total revenues and accounts receivable amounted to the following for the six months ended June 30:

	2007	2006

Revenue	$39,588	$127,973

	2007
Accounts receivable at June 30:	$16,998

Rent - The Company began leasing its facility in 2005 from a related party that is 100% owned by the Company’s majority stockholder. The lease agreement calls for annual rent of $150,000, payable in equal monthly installments of $12,500. The initial term of the lease is five years, at which point the Company will have the option to extend the lease for one additional five year term. Future minimum lease payments on this lease are currently estimated as follows:

2007	$150,000
2008	150,000
2009	150,000
Total	$450,000

At June 30, 2007, the Company had $1,000 of prepaid rent that had been paid prior to period-end. That prepaid rent is included in the balance sheet as “Prepaid expenses”.

The Company’s CEO and majority shareholder is a co-borrower on a $300,000 line of credit (See Note 5) and therefore, allowed to draw on the line personally. This line is secured by the assignment of certain money market deposits as well as a security interest in substantially all of the assets of the Company.

Note 8. Profit Sharing Plan:

During 2005, the company adopted a 401(k) plan for the benefit of its employees whereby employees may tax defer a portion of their compensation. All employees over 18 years of age are eligible to participate. The Company's basic match is 50% up to 6% of eligible compensation. In addition, the Company can make contributions to the plan at its discretion. Total matching and discretionary contributions for the six months ended June 30, 2007 and 2006 amounted to $8,736 and $7,636, respectively, and are included under general and administrative expenses in the accompanying statements of income.

Note 9. Concentrations

The Company maintains its cash at various banks. Accounts at these institutions are insured by the Federal Deposit Insurance Corporation up to $100,000. As of June 30, 2007, amounts in excess of insurable limits were $312,206.

For the six months ended June 30, 2007 and 2006, the Company had various significant customers as follows:

2007

Number of major customers each over 10% of Accounts Receivable	1
Customer 1	50.5%
% of total A/R	50.5%

	2007	2006

Number of major customers each over 10% of Revenue	2	3
Customer 1	35.9%	24.2%
Customer 2	16.1%	23.9%
Customer 3	-	14.5%
% of total Revenue	52.0%	62.6%

Note 10. Commitments and Contingencies:

Lease Commitments - The Company has entered into operating leases for a facility (See Note 7) and a vehicle. Monthly lease payments are $12,500 for the facility, expiring in December 2009. Monthly lease payments for the vehicle were $530 and expired in March 2006. Total lease expense for the six months ended June 30, 2007 and 2006 was as follows:

	2007	2006

Facility lease	$75,000	$75,000
Vehicle lease	0	1,590
Total	$75,000	$76,590

Future minimum lease payments are currently estimated as follows:

2007	$150,000
2008	150,000
2009	150,000
Total	$450,000

Legal Matters - From time to time, the Company may be involved in litigation relating to claims arising out of its operations in the normal course of business. As of June 30, 2007, there were no pending or threatened lawsuits that could have a material effect on our results of operations.

On June 20, 2007, a lawsuit alleging patent infringement was filed in the Eastern District of Texas naming the Company and several other defendants including The New York Times Company, The Washington Post Company and CNET Networks Inc. by Beneficial Innovations, Inc., a Nevada Corporation.  The lawsuit alleges infringement of US patent No. 6,712,702 - “Method and System for Playing Games on a Network”.  The Company believes the lawsuit is without merit and plans to vigorously defend its rights

Note 11. Impairment of Investments:

The Company has invested funds into various unrelated closely held entities. These investments are accounted for at cost, as the Company’s ownership interest is less than 20%. The Company does not have significant influence over the operations of these entities. Any dividends received related to these investments will be accounted for as a reduction of the cost. These investments are evaluated annually for impairment, with any impairment being recorded as “Impairment of investments” in the statement of operations.

The Company has determined that both of its investments that had been recorded at cost are fully impaired. Both entities that the Company has invested in have generated significant operating losses and may need additional funding to remain in operation. As such, the Company recorded impairment losses at December 31, 2006 and 2005 to reduce the carrying amount of these investments to zero. As such, these interim financial statements don’t contain the impairment losses in the statement of income, or the investments on the balance sheet, as they were recorded at year end.

Note 12. Subsequent Events:

During July 2007, the $100,000 line of credit expired and was not renewed by the Company (See Note 5).

During July 2007, the Company terminated its $350,000 line of credit with the bank (See Note 5).

In July 2007, the $300,000 line of credit expired but was not paid. In August 2007, the Company agreed to transfer all liabilities under such line of credit to the Company’s CEO and majority shareholder. The Company was removed as a co-borrower on the line and the Company’s assets were removed as collateral. (See Note 5)

On August 1, 2007, the Company entered into an asset purchase agreement with Handheld Entertainment, Inc., a Delaware corporation, and its wholly owned subsidiary EBW Acquisition Corp. to sell substantially all of the assets and transfer substantially all of its business including certain liabilities.  The purchase price for the assets of eBaum’s World could be worth up to $52.5 million with $17.5 million due at closing and earn-outs which could be worth up to an additional $35 million.  The transaction is subject to customary closing conditions including a vote by the shareholders of Handheld Entertainment, Inc.